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                                                                      EXHIBIT 99



FOR IMMEDIATE RELEASE                     Contacts:     Joseph C. Stokes, Jr.
- ---------------------                                   Eric Winzer
                                                        (301) 840-8000



                       LIFE TECHNOLOGIES, INC. DECLARES
                            3 FOR 2 STOCK SPLIT AND
                              QUARTERLY DIVIDEND


   Gaithersburg, MD, July 16, 1996....Life Technologies, Inc. (NASDAQ:  LTEK)
announced that its Board of Directors voted today to effect a 3 for 2 stock split in the form of a stock dividend, payable on August 28, 1996, to stockholders of record on August 9, 1996.

   The Board of Directors also declared a quarterly dividend on its common stock of four cents ($.04) per share, payable October 18, 1996, to stockholders of record at the close of business on September 20, 1996. The quarterly dividend of $.04 per share is payable after the 3 for 2 stock split announced above and is equivalent to $.06 per share on a pre-split basis.

   This is the twenty-second quarterly dividend declared by the Company.

   Life Technologies develops, manufactures and supplies more than 3,000 products used principally in life science research and commercial manufacture of genetically engineered products. The Company is a leading supplier of sera and other cell growth media, as well as enzymes and other biological products necessary for recombinant DNA procedures.